UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2023

Greenwave Technology Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4016 Raintree Road, Suite 300 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 816-8070

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 12, 2023, J. Bryan Plumlee, a Director of Greenwave Technology Solutions, Inc. (the “Company”), notified the Company that he will resign from the Company’s Board of Directors (the “Board”). Mr. Plumlee’s resignation is not the result of a dispute or disagreement with the Company. Mr. Plumlee served as Chairman of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Concurrently with Mr. Plumlee’s resignation from the Board, the Board appointed Henry Sicignano III to fill the vacancy on the Board until the Company’s 2023 annual stockholder meeting and until his successor has been duly appointed and qualified. Mr. Sicignano will serve as Chairman of the Board’s Audit Committee and as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee. Following Mr. Sicignano’s appointment, Cheryl Lanthorn will replace Mr. Plumlee as Chairwoman of the Compensation Committee and Nominating and Corporate Governance Committee. The Board has determined that Mr. Sicignano is “independent,” as that term is defined by the rules of the Nasdaq Stock Market, and an “audit committee financial expert.”

Mr. Sicignano currently serves as the President of Charlie’s Holdings, Inc. (OTC: CHUC), a publicly traded consumer goods company with sales extending to more than 90 countries, a role which he has held since April 2021. Prior to this role, from March 2015 through July 2019, he served as Chief Executive Officer of 22nd Century Group, Inc. (Nasdaq: XXII), a publicly listed plant biotechnology company. Additionally, Mr. Sicignano has served as director of Kartoon Studios, Inc. (NYSE: TOON) since May 2023 and served as General Manager at NOCO Energy Corp, as well as Vice President at Kittinger Furniture Company, Inc. He also served on the board of directors of Anandia Laboratories, Inc., which was acquired in 2018. Mr. Sicignano holds a B.A. degree from Harvard College and an M.B.A. degree from Harvard University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

July 18, 2023	By:	/s/ Danny Meeks
	Name:	Danny Meeks
	Title:	Chief Executive Officer